UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 2, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California	92121-1318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 2, 2008, Dietmar Rabussay, Ph.D., resigned as Vice President, Research and Development of Inovio Biomedical Corporation (the “Registrant”).

(e)           Subsequent to his resignation, as reported under Item 5.02(b) hereof, Mr. Rabussay shall serve as a consultant to the Registrant’s wholly owned subsidiary, Genetronics, Inc. (“Genetronics”), pursuant to a consulting agreement (the “Consulting Agreement”) dated May 3, 2008 (the “Effective Date”).  Pursuant to the terms of the Consulting Agreement, Mr. Rabussay shall provide Genetronics with certain consulting services and shall be compensated on a project-by-project basis.  The services to be performed shall be agreed upon between Mr. Rabussay and Genetronics prior to the commencement of the performance of such services.  The term of the Consulting Agreement is six (6) months from the Effective Date (a) unless terminated earlier by either party by giving thirty (30) days prior written notice or (b) unless extended in writing by Genetronics.  Mr. Rabussay also agreed to enter into a Confidential Disclosure Agreement in connection with the Consulting Agreement, attached to the Consulting Agreement as Exhibit C, pursuant to which Mr. Rabussay agrees to refrain from disclosing and using for his own benefit or for commercial purposes Genetronics’ non-public confidential information.

In addition to serving as a consultant to Genetronics, Mr. Rabussay shall serve on the Registrant’s Scientific Advisory Board.

On May 2, 2008, the majority stockholders of the Registrant approved the adoption of an amendment to the Registrant’s 2007 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of the Registrant’s common stock reserved under the Plan by 1,000,000 shares, thereby increasing the number of shares available for issuance under the Plan from 750,000 shares of common stock to 1,750,000 shares of common stock. The amended Plan was provided with the Registrant’s Proxy Statement filed April 1, 2008 and is incorporated by reference herein.

On May 2, 2008, the Registrant’s Board of Directors approved a grant of options pursuant to the Registrant’s Plan exercisable for 30,000 shares of the Registrant’s common stock (the “Gan Option”) to Patrick Gan, a newly elected member of the Registrant’s Board of Directors.  Pursuant to the terms of the grant, the Gan Option shall vest quarterly over a period of three (3) years and is exercisable at the closing price of the Registrant’s common stock as listed on the American Stock Exchange as of May 2, 2008.

On May 2, 2008, James L. Heppell, LLB, Simon X. Benito, Tazdin Esmail, Riaz Bandali, Robert W. Rieder and Stephen Rietiker, M.D., all of whom are members of the Registrant’s Board of Directors, each received a grant of options pursuant to the Registrant’s Plan exercisable for 15,000 shares of the Registrant’s common stock (the “Director Options”).  The Director Options shall vest monthly over a period of one (1) year and are exercisable at the closing price of the Registrant’s common stock as listed on the American Stock Exchange as of May 2, 2008.

Item 9.01 Exhibits

10.1                           Consulting Agreement dated May 3, 2008 by and between Dietmar Rabussay and Genetronics, Inc.

10.2                           Inovio Biomedical Corporation 2007 Omnibus Incentive Plan, as amended (incorporated by reference to Registrant’s definitive proxy statement filed April 1, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer